Exhibit 99.1
Aerie Pharmaceuticals Reports Second Quarter 2019
Financial Results, Updates Full-Year 2019 Guidance and Provides Business Update

Conference Call and Webcast Today, August 7th, at 5:00 p.m. ET
Durham, N.C. -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye, today reported financial results for the second quarter ended June 30, 2019, updated full-year 2019 guidance and provided a general business update.
Aerie Second Quarter Highlights

•
The Aerie glaucoma franchise, including Rhopressa® (netarsudil ophthalmic solution) 0.02% and Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, generated second quarter 2019 net revenues on a U.S. GAAP (generally accepted accounting principles) basis of $15.8 million, equivalent to an average of $94 per bottle. June year-to-date net revenues totaled $26.7 million, equivalent to an average of $96 per bottle. Second quarter 2019 net revenues increased over first quarter 2019 by 46%.

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Rhopressa® has market access for the majority of lives covered under commercial and Medicare Part D plans, and Rocklatan® is in the process of generating meaningful coverage gains over the next several months for both commercial and Medicare Part D market access, with the expectation that Rocklatan® will have the majority of lives covered under commercial and Medicare Part D lives by the end of 2019.

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Net cash burn for the six months ended June 30, 2019 was approximately $92 million, and cash and cash equivalents were $109.4 million as of June 30, 2019. In addition, with the $200 million in undrawn credit facility capacity available, total liquidity was approximately $309 million at June 30, 2019.

•
International clinical development and expansion activities are progressing. Enrollment for the Rhopressa® Phase 2 clinical trial in Japan is now complete ahead of schedule, and the Rocklatan® Mercury 3 Phase 3 clinical trial in Europe, designed to support commercialization in that region, continues to progress.

•
Aerie’s retina program continues to advance with the AR-1105 (dexamethasone steroid implant) Phase 2 clinical trial having commenced in March 2019 for macular edema due to RVO (retinal vein occlusion) and the clinical trial for AR-13503 (Rho kinase and Protein kinase C inhibitor implant) set to commence shortly for wet age-related macular degeneration and DME (diabetic macular edema).

Aerie 2019 Guidance Update

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Based on the U.S. launch trajectory experience year-to-date in 2019, full-year 2019 net revenue guidance has been adjusted to a range of $70 million to $80 million from the previously reported range of $110 million to $120 million.

•	Net cash burn guidance for full-year 2019 is now at $160 million to $170 million, compared to the previous guidance of $130 million to $140 million as a result of the updated net revenue guidance.
“The long-term potential of our glaucoma franchise is unchanged, though in the short-term the timing of our expected 2019 uptick in volumes is behind what we originally expected. We are delighted with the initial physician feedback on Rocklatan®’s performance and we fully expect that we will gain Rocklatan® market access during

2019, particularly for Medicare Part D, at a more rapid pace than we experienced for Rhopressa® following its commercial launch. Aerie is in the unique position of gaining coverage for Rocklatan® while continuing to grow Rhopressa® and physicians are navigating through the treatment paradigm to optimize patient care while considering patient costs. Over time, as physicians continue to gather experience with both products and as formulary access is gained and penetrated, we believe our long-term growth prospects are very strong. This all points to great promise for Rocklatan®, the first and only fixed-dose combination product in the United States for the reduction of intraocular pressure that includes a prostaglandin, and the only fixed-dose combination product available in the United States that is dosed once daily,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “We continue to make excellent progress with our expansion efforts in Europe and Japan, great strides as we prepare our plant in Ireland for production in early 2020, and we are delighted by the advances we are making with our sustained-release retinal implant product candidates.”
Second Quarter 2019 Financial Results
As of June 30, 2019, Aerie had cash and cash equivalents of $109.4 million. For the second quarter ended June 30, 2019, Aerie reported net product revenues of $15.8 million related to the combined sales of Rhopressa®, which was launched in the United States in April 2018, and Rocklatan®, which was launched in the United States on May 1, 2019. Aerie reported a U.S. GAAP net loss of $47.2 million, or $1.04 loss per share, for the second quarter of 2019, compared to a net loss of $55.0 million and $1.40 loss per share for the second quarter of 2018. The weighted average number of shares outstanding utilized in the calculation of net loss per share was 45,397,024 and 39,204,762 for the second quarters of 2019 and 2018, respectively. Total shares outstanding as of June 30, 2019 were 45,949,418.
The $47.2 million net loss for the second quarter of 2019 is primarily comprised of $15.1 million of gross profit and $61.2 million in total operating expenses, including $34.5 million in selling, general and administrative expenses, $5.8 million in pre-approval commercial manufacturing expenses and $20.9 million in research and development expenses. Excluding $10.7 million of stock-based compensation expense, adjusted total operating expenses for the second quarter of 2019 were $50.5 million, with adjusted selling, general and administrative expenses of $27.4 million, adjusted pre-approval commercial manufacturing expenses of $5.0 million and adjusted research and development expenses of $18.1 million. Total adjusted net loss for the second quarter of 2019 was $36.5 million, and adjusted net loss per share was $0.80.
The $55.0 million net loss for the second quarter of 2018 is primarily comprised of $58.0 million in total operating expenses, including $33.1 million in selling, general and administrative expenses, $6.8 million in pre-approval commercial manufacturing expenses and $18.2 million in research and development expenses. Excluding $10.3 million of stock-based compensation expense, adjusted total operating expenses for the second quarter of 2018 were $47.7 million, with adjusted selling, general and administrative expenses of $26.0 million, adjusted pre-approval commercial manufacturing expenses of $6.1 million and adjusted research and development expenses of $15.6 million. Total adjusted net loss for the second quarter of 2018 was $44.7 million, and adjusted net loss per share was $1.14.
Conference Call / Webcast Information
Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.
The live webcast and a replay may be accessed by visiting the Company's website at http://investors.aeriepharma.com. Please connect to the Company's website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 9487267. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 9487267. The telephone replay will be available until August 15, 2019.
About Aerie Pharmaceuticals, Inc.
Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, was launched in the United States in the second quarter of 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and Rocklatan®, including the timing, cost or other aspects of the commercial launch of Rhopressa® and Rocklatan®; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States, and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials, such as statements in this press release regarding any expected clinical trials for AR-1105 or AR-13503 and the results of such clinical trials; our guidance for full-year 2019; our estimates regarding expected net revenues, expected cash burn, anticipated capital requirements and our needs for additional financing; our expectations regarding the effectiveness of Rhopressa®, Rocklatan® or any current or future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any current or future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan® or any current or future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any current or future product candidates; our plans to pursue development of additional product candidates and technologies; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® and Rocklatan® do not constitute FDA approval of AR-1105, AR-13503 or any future product candidates, and there can be no assurance that we will receive FDA approval for AR-1105, AR-13503 or any future product candidates. FDA approval of Rhopressa® and Rocklatan® also do not constitute regulatory approval of Rhopressa® and Rocklatan® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in jurisdictions outside the United States. In addition, the acceptance of the INDs by the FDA for AR-1105 and AR-13503 does not constitute FDA approval of AR-1105 or AR-13503 and the outcome of later clinical trials for AR-1105 or AR-13503 may not be sufficient to submit an NDA with the FDA or to receive FDA approval. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted total operating expenses, adjusted research and development expenses, adjusted pre-approval commercial manufacturing, adjusted selling, general and administrative expenses and adjusted net loss per share. For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	JUNE 30, 2019	DECEMBER 31, 2018
Assets
Current assets
Cash and cash equivalents	$109,363	$202,818
Accounts receivable, net	25,650	2,715
Inventory	10,419	10,112
Prepaid expenses and other current assets	8,678	4,530
Total current assets	154,110	220,175
Property, plant and equipment, net	58,595	60,525
Operating lease right-of-use assets	17,882	—
Other assets	3,554	4,344
Total assets	$234,141	$285,044

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,098	$12,403
Accrued expenses and other current liabilities	46,523	38,381
Operating lease liabilities	5,494	—
Total current liabilities	61,115	50,784
Long-term operating lease liabilities	13,238	—
Other non-current liabilities	4,030	6,454
Total liabilities	78,383	57,238
Stockholders' equity
Common stock	46	45
Additional paid-in capital	947,246	924,180
Accumulated deficit	(791,534)	(696,419)
Total stockholders’ equity	155,758	227,806
Total liabilities and stockholders’ equity	$234,141	$285,044

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
Product revenues, net	$15,835	$2,423	$26,687	$2,423
Total revenues, net	15,835	2,423	26,687	2,423
Costs and expenses:
Cost of goods sold	705	59	1,086	59
Selling, general and administrative	34,482	33,112	70,764	56,042
Pre-approval commercial manufacturing	5,819	6,779	10,276	11,672
Research and development	20,904	18,157	38,788	31,129
Total costs and expenses	61,910	58,107	120,914	98,902
Loss from operations	(46,075)	(55,684)	(94,227)	(96,479)
Other (expense) income, net	(1,089)	663	(978)	759
Loss before income taxes	(47,164)	(55,021)	(95,205)	(95,720)
Income tax expense (benefit)	—	3	(90)	3
Net loss	$(47,164)	$(55,024)	$(95,115)	$(95,723)
Net loss per common share—basic and diluted	$(1.04)	$(1.40)	$(2.10)	$(2.46)
Weighted average number of common shares outstanding—basic and diluted	45,397,024	39,204,762	45,334,191	38,903,469

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
Net loss (GAAP)	$(47,164)	$(55,024)	$(95,115)	$(95,723)
Add-back: stock-based compensation expense	10,695	10,318	23,315	19,037
Adjusted Net loss	$(36,469)	$(44,706)	$(71,800)	$(76,686)

Selling, general and administrative expenses (GAAP)	$34,482	$33,112	$70,764	$56,042
Less: stock-based compensation expense	(7,091)	(7,126)	(16,212)	(13,340)
Adjusted selling, general and administrative expenses	$27,391	$25,986	$54,552	$42,702

Pre-approval commercial manufacturing expenses (GAAP)	$5,819	$6,779	$10,276	$11,672
Less: stock-based compensation expense	(834)	(634)	(1,683)	(1,104)
Adjusted pre-approval commercial manufacturing expenses	$4,985	$6,145	$8,593	$10,568

Research and development expenses (GAAP)	$20,904	$18,157	$38,788	$31,129
Less: stock-based compensation expense	(2,770)	(2,558)	(5,420)	(4,593)
Adjusted research and development expenses	$18,134	$15,599	$33,368	$26,536

Total operating expenses (GAAP)	$61,205	$58,048	$119,828	$98,843
Less: stock-based compensation expense	(10,695)	(10,318)	(23,315)	(19,037)
Adjusted total operating expenses	$50,510	$47,730	$96,513	$79,806

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2019	2018	2019	2018
Net loss per common share—basic and diluted (GAAP)	$(1.04)	$(1.40)	$(2.10)	$(2.46)
Add-back: stock-based compensation expense	0.24	0.26	0.51	0.49
Adjusted Net loss per share—basic and diluted	$(0.80)	$(1.14)	$(1.59)	$(1.97)
Weighted average number of common shares outstanding—basic and diluted	45,397,024	39,204,762	45,334,191	38,903,469

Contacts
Aerie Pharmaceuticals
Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com
Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com